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                                                                   EXHIBIT 10.26



                         STERLING CONSTRUCTION COMPANY,
                             a Michigan corporation

                                       and

                         STERLING CONSTRUCTION COMPANY,
                             a Delaware corporation


                         ------------------------------

                             NOTE PURCHASE AGREEMENT

                         ------------------------------


                8% Convertible Senior Subordinated Notes due 2005


                          Dated as of January 19, 1999





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

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1. ISSUANCE OF NOTES..............................................................................................1
        1.1. Authorization; Exchange of Notes for Shares; Etc.....................................................1
        1.2. Purchase and Sale of Notes; the Closing..............................................................1

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................................2
        2.1. Other Agreements.....................................................................................2

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................................................................2

4. CONDITIONS OF CLOSING..........................................................................................2
        4.1. Proceedings..........................................................................................2
        4.2. Representations and Warranties; No Default...........................................................3
        4.3. Opinion of Counsel...................................................................................3
        4.4. Legality.............................................................................................3
        4.5. Payment of Fees......................................................................................3
        4.6. Sale of Notes to Other Purchasers....................................................................3
        4.7. Subordination Agreement..............................................................................3

5. PURCHASE OF NOTES..............................................................................................4
        5.1. Purchase of Notes....................................................................................4
        5.2. Use of Proceeds......................................................................................4
        5.3. Principal Payment....................................................................................4
        5.4. Interest on Notes....................................................................................4
        5.5. Funds for Payments...................................................................................5

6. FINANCIAL STATEMENTS, INFORMATION, ETC.........................................................................5

7. COVENANTS......................................................................................................7
        7.1. Payment of Principal, Interest and Premium, Etc......................................................7
        7.2. To Keep Books; Payment of Taxes; Maintenance of Properties; Etc......................................7
        7.3. Limitation on Restricted Payments, Etc...............................................................7
        7.4. Consolidation, Merger or Disposition of Assets as an Entirety........................................8
        7.5. Financial Covenants..................................................................................9
        7.6. Restrictions on Additional Indebtedness..............................................................9

8. DEFINITIONS....................................................................................................9
        8.1. Definitions..........................................................................................9
        8.2. Accounting Terms....................................................................................15

9. EVENTS OF DEFAULT; REMEDIES...................................................................................16
        9.1. Events of Default; Acceleration of Maturity and Rescission..........................................16
        9.2. Suits for Enforcement...............................................................................18
        9.3. Remedies Cumulative.................................................................................18
        9.4. Remedies Not Waived.................................................................................18

10. EXCHANGE OF NOTES; ANTIDILUTION PROVISIONS...................................................................18
        10.1. Exchange of Notes..................................................................................18




                                      (i)
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
        10.2. Antidilution Provisions; Accrued Interest and Fractional Shares; Mechanics of Exchange;
                    No Impairment; Etc...........................................................................19

11. SUBORDINATION OF NOTES.......................................................................................25
        11.1. General............................................................................................25
        11.2. Distribution on Dissolution, Liquidation and Reorganization; Subrogation...........................25
        11.3. Obligation of Holders of the Notes.................................................................27
        11.4. No Payment in Event of Default on Senior Indebtedness..............................................27
        11.5. Payments Permitted.................................................................................28
        11.6. Obligation to Deliver Payments to the Holder of the Senior Indebtedness............................28
        11.7. Modification of Terms of Senior Indebtedness.......................................................28
        11.8. Modification of Terms of Notes or Note Purchase Agreement..........................................29
        11.9. Restrictions on Transfer of Notes..................................................................29

12. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; RESTRICTIVE LEGENDS; TRANSFER RESTRICTIONS.....................29

13. LOST, ETC., NOTES............................................................................................30

14. AMENDMENT AND WAIVER.........................................................................................31

15. HOME OFFICE PAYMENT..........................................................................................32

16. LIABILITIES OF THE PURCHASER.................................................................................32

17. CERTAIN TAXES................................................................................................33

18. MISCELLANEOUS................................................................................................33
        18.1. Expenses...........................................................................................33
        18.2. Reliance on and Survival of Representations........................................................33
        18.3. Successors and Assigns.............................................................................34
        18.4. Communications.....................................................................................34
        18.5. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial..................................34
        18.6. Indemnification....................................................................................35
        18.7. Governing Law......................................................................................36
        18.8. Headings...........................................................................................36
        18.9. Counterparts.......................................................................................36


SCHEDULE I  -- Names and Addresses of Purchasers
SCHEDULE II -- Financial Covenants

EXHIBIT A   --  FORM OF NOTE
EXHIBIT B   --  FORM OF SUBORDINATION AGREEMENT




                                      (ii)

                          STERLING CONSTRUCTION COMPANY
                           16630 Imperial Valley Drive
                                    Suite 242
                                Houston, TX 77060


                             NOTE PURCHASE AGREEMENT


                                                          As of January 19, 1999

TO THE PURCHASER WHOSE NAME
  APPEARS IN THE ACCEPTANCE
  FORM AT THE END HEREOF

Ladies and Gentlemen:

          STERLING CONSTRUCTION COMPANY, a Delaware corporation ("PARENT"), and STERLING CONSTRUCTION COMPANY, a Michigan corporation doing business in Texas as Texas-Sterling Construction, Inc. and a wholly owned subsidiary of Parent ("TEXAS-STERLING" and, together with Parent, the "COMPANY") hereby agree with you as follows:

1.     ISSUANCE OF NOTES.

1.1.   AUTHORIZATION; EXCHANGE OF NOTES FOR SHARES; ETC.

          Texas-Sterling has duly authorized the issue and sale of $4,000,000 aggregate principal amount of its 8% Convertible Senior Subordinated Notes due 2005 (the "NOTES"), each such Note to be substantially in the form of Exhibit A attached hereto. As used herein, the term "NOTES" means all notes originally issued pursuant to this Agreement and the other agreements referred to in
Section 2.1 and all notes delivered in substitution or exchange for any such notes and, where applicable, includes the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in
Section 8.

          As provided in Section 10.1, the Notes are exchangeable for shares of the Common Stock, par value $.01 per share, of Parent (the "SHARES") at an initial Exchange Price of $30.7645 per share.

1.2.   PURCHASE AND SALE OF NOTES; THE CLOSING.

          Subject to the terms and conditions hereof, Texas-Sterling hereby agrees to sell to you, and you agree to purchase from Texas-Sterling, the aggregate principal amount of Notes as set forth opposite your name in Schedule I attached hereto, at a purchase price equal to 100% of the principal amount of each Note being purchased by you. The closing of the purchase shall be held at 10:00 A.M., on January 19, 1999 or on such later Business Day as may be agreed to by you and the Company (the "CLOSING DATE"), at the offices of Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, 19th Floor, Houston, TX.

          On the Closing Date, Texas-Sterling will deliver to you one or more Notes, dated the Closing Date and registered in your name or in the name of one or more of your nominees, in any denominations (in a minimum amount of $10,000) and in the aggregate principal amount to be purchased by you, all as you may specify by timely notice to Texas-Sterling (or, in the absence of such notice, one Note registered in your name), in each case against your delivery to Texas-Sterling of immediately available funds in the amount of the purchase price of such Notes, such delivery to be by wire transfer to Citibank, N.A., ABA #: 021000089, Account #: 37230205 for the account of Willkie Farr & Gallagher on behalf of Texas-Sterling.

2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The representations and warranties contained in Section 3 of the Stock Purchase Agreement are hereby included by reference and remade herein by the Company to you, mutatis mutandis.

2.1.   OTHER AGREEMENTS.

          Concurrently with the execution and delivery of this Agreement, the Company is entering into Note Purchase Agreements identical to this Agreement (except as to the identity of the purchasers and the aggregate principal amount and series of Notes to be purchased) with the other purchasers named in Schedule
I. The sales to you and said other purchasers are to be separate and several sales.

3.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

          The representations and warranties contained in Section 4 of the Stock Purchase Agreement are hereby included by reference and remade herein by you to the Company, mutatis mutandis.

4.     CONDITIONS OF CLOSING.

          Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction on or before the Closing Date of the following conditions:

4.1.   PROCEEDINGS.

          All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and


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                                       3


all documents and papers incident thereto shall be satisfactory in form and substance to you, and you and your counsel shall have received all such counterpart originals or certified or other copies of such documents and papers as you may reasonably request related thereto.

4.2.   REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

          The representations and warranties contained in Section 2 shall (except as expressly affected by the transactions contemplated hereby) be true on and as of the Closing Date as if made on and as of the Closing Date; the Company shall have performed all agreements to be performed by it under this Agreement on or before the Closing Date; and there shall exist on the Closing Date no Default or Event of Default.

4.3.   OPINION OF COUNSEL.

          You shall have received from Mayor, Day, Caldwell & Keeton, L.L.P. an opinion as to the matters set forth in Section 6.4 of the Stock Purchase Agreement, dated the Closing Date and addressed to you. The Company hereby instructs its counsel to deliver such opinion to you.

4.4.   LEGALITY.

          On the Closing Date, the Notes to be purchased by you hereunder shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort, unless you so choose, to any so-called basket or leeway provision of said laws), and you shall have received such certificates or other evidence as you may reasonably request demonstrating the legality of such purchase under such laws.

4.5.   PAYMENT OF FEES.

          The Company shall have paid the fees and disbursements of your counsel, not to exceed $50,000.

4.6.   SALE OF NOTES TO OTHER PURCHASERS.

          Texas-Sterling shall sell to the other purchasers referred to in
Section 2.1 the Notes respectively to be purchased by them pursuant to the other agreements referred to in said Section.

4.7.   SUBORDINATION AGREEMENT.

          You shall have received fully executed counterparts of the Subordination Agreement attached as Exhibit B hereto from each of James D. Manning, Patrick T. Manning, Joseph P. Harper,

Sr. and Texas-Sterling, and such Subordination Agreement shall be in full force and effect.

5.     PURCHASE OF NOTES.

5.1.   PURCHASE OF NOTES.

          Each of Parent and Texas-Sterling will not, and will not permit any of its Subsidiaries to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes except by way of payment in accordance with the provisions of the Notes and of this Agreement.

5.2.   USE OF PROCEEDS.

          The proceeds from the Notes shall be used by the Company to facilitate the growth of the business with the primary intent being for the development of the State Highway Business.

5.3.   PRINCIPAL PAYMENT.

          Subject to any other terms of this Agreement, the principal balance of the Notes shall be paid in one installment on December 31, 2005, together with all unpaid interest accrued thereon.

5.4.   INTEREST ON NOTES.

          A. Interest Rates. Except as otherwise provided in Section 5.4(B), the Notes shall bear interest from the date hereof at a rate of 8% per annum. Texas-Sterling will pay interest on the Notes quarterly in arrears in cash on the last day of March, June, September and December in each year, commencing on March 31, 1999 (each quarter is hereinafter referred to as an "INTEREST PERIOD").

          B. Default Rates of Interest. Notwithstanding the foregoing, interest on the Notes, at all times after the occurrence of and during the continuance of an Event of Default, and interest on all payments of interest that are not paid when due, shall accrue at a rate per annum equal at all such times to 10%.

          C. Payment of Interest. So long as any of the Notes remain outstanding, interest on the Notes shall be due and payable without notice or demand on the last Business Day of the applicable Interest Period (the "INTEREST PAYMENT DATE").

               (i) Calculation of Interest. Interest on the Notes shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

               (ii) Lawful Interest. It being the intent of the holder of the Notes and the Company that the rate of interest and all other charges to the Company be lawful, if for any reason the payment of any interest, fees or charges as required by this Agreement would exceed the limit established by applicable law, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall have been paid, then such amounts shall be refunded to the Company so that under no circumstances shall interest or charges required hereunder exceed the maximum rate, if any, allowed by law.

5.5.   FUNDS FOR PAYMENTS.

               (i) Payments. All payments of principal, interest, closing fees and any other amounts due hereunder shall be made to the holder of each Note or, in the case of Section 4.5, to your counsel, in immediately available funds.

               (ii) No Offset, etc. All payments by the Company under this Agreement shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Company is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Company with respect to any amount payable by it hereunder, the Company will pay to the holder of each Note, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable the holder of such Note to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the Company. The Company will deliver promptly to the holder of each Note certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder.

6.     FINANCIAL STATEMENTS, INFORMATION, ETC.

          The Company will furnish to you, so long as you and the other purchasers listed on Schedule I shall continue to hold any Notes:

          A. promptly upon their becoming available and in any event within 90 days after the end of each fiscal year of Parent ending after the date hereof, copies of a consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and changes in stockholders' equity of Parent and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures as of the end of and for the previous fiscal year and all accompanied by an audit report of independent public accountants of recognized national standing selected by Parent, which report shall state that such financial statements have been prepared in accordance with GAAP; and

          B. promptly upon their becoming available and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter) in each fiscal year of Parent, copies of an unaudited consolidated balance sheet of Parent and its Subsidiaries as of the last day of such fiscal quarter and the related unaudited consolidated statements of operations, cash flows and changes in stockholders' equity of Parent and its Subsidiaries for such fiscal quarter and the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and stating in comparative form the consolidated figures for the corresponding date and period in the previous fiscal year, and all certified by a Senior Financial Officer to present fairly in all material respects the information contained therein, in each case in accordance with GAAP; and

          C. concurrently with each delivery of financial statements or reports required to be furnished pursuant to Subsections A and B above, a certificate of a Senior Financial Officer stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default has occurred during such period, or, if any Default or Event of Default shall have occurred, specifying all of the same and the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto; and

          D. promptly upon their becoming available,

               (1) copies of all other financial statements sent or made available by Parent or a Subsidiary to its equity or other security holders (other than Parent or another Subsidiary), and

               (2) copies of all press releases and other statements made available generally by Parent or any Subsidiary to the public relating to financial matters or to other Material developments in the business of Parent or any Subsidiary.

7.     COVENANTS.

          Each of Parent and Texas-Sterling covenant and agree that so long as any of the Notes shall be outstanding:

7.1.   PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM, ETC.

          Texas-Sterling will duly and punctually pay the principal of, interest and premium, if any, on, the Notes in accordance with the terms of the Notes and this Agreement, and Parent hereby irrevocably and unconditionally guarantees such payments by Texas-Sterling.

7.2.   TO KEEP BOOKS; PAYMENT OF TAXES; MAINTENANCE OF PROPERTIES; ETC.

          Each of Parent and Texas-Sterling will, and will cause each of its Subsidiaries to,

          A. keep proper books of record and account, and keep appropriate reserves, all in accordance with GAAP;

          B. pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its real property, or upon any part thereof, when due and so long as the same can be paid without interest or penalty, as well as all lawful claims for labor, materials and supplies which, if unpaid, could by law become a Lien upon its property, provided that neither Parent nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall be contested on a timely basis in good faith by appropriate proceedings (so long as the enforcement of any Lien arising out of such nonpayment shall be stayed during any proceedings) and if appropriate reserves, to the extent required by GAAP, shall have been made therefor; and

          C. maintain and keep, or cause to be maintained and kept, its material properties in accordance with standard industry practices, provided that nothing in this Subsection shall prevent Parent or any Subsidiary from discontinuing the operation and the maintenance of any such properties if such discontinuance is, in the opinion of Parent, in the best interest of Parent and its Subsidiaries taken as a whole.

7.3.   LIMITATION ON RESTRICTED PAYMENTS, ETC.

          A. Each of Parent and Texas-Sterling, as the case may be, will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to the holders of, Capital Stock of Parent, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Parent or Texas-Sterling,
     (iii) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to holders of, Capital Stock of any Subsidiary (other than with respect to any such Capital Stock held by Parent or any Wholly Owned Subsidiary of Parent) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary (other than such Capital Stock held by Parent or any Wholly Owned Subsidiary of Parent), or
     (iv) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition (any such dividend, distribution, purchase, redemption, repurchase, defeasance, or other acquisition or retirement being herein referred to as a "RESTRICTED PAYMENT").

          B. Notwithstanding Subsection A above, the parties agree that Parent and Texas-Sterling, as the case may be, shall be permitted to (i) make the distributions contemplated by Section 3.24(D) of the Stock Purchase Agreement; (ii) for the avoidance of doubt, pay principal and interest on the Stockholder Notes in the amounts and at the times set forth in such Stockholder Notes; and (iii) purchase Shares pursuant to the Stockholders Agreement.

7.4.   CONSOLIDATION, MERGER OR DISPOSITION OF ASSETS AS AN ENTIRETY.

          Neither Parent nor Texas-Sterling will, directly or indirectly, merge, consolidate or amalgamate with any other Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets (as an entirety) to any Person, unless

          A. Parent shall be the continuing or surviving corporation and Texas-Sterling shall continue to be a Wholly Owned Subsidiary of Parent, or the continuing, surviving or acquiring Person shall be a solvent corporation, partnership or trust organized in the United States of America and shall expressly assume in writing the due and punctual payment of the principal, premium (if any) and interest on the Notes and all of the other obligations of Parent and Texas-Sterling under this Agreement, and

          B. immediately after any such merger, consolidation, amalgamation, sale, lease or other disposition and giving effect to any concurrent transactions, no Default or Event of Default shall have occurred and be continuing and each of Parent and Texas-Sterling shall have complied with its obligations under Section 10.2 resulting from such transaction.

7.5.   FINANCIAL COVENANTS.

          Each of Parent and Texas-Sterling shall comply with the covenants set forth on Schedule II.

7.6.   RESTRICTIONS ON ADDITIONAL INDEBTEDNESS.

          Parent, Texas-Sterling or their Subsidiaries will not create, assume or incur or otherwise become or remain liable for any Debt (other than Permitted
Debt) if the outstanding aggregate principal amount of all such Debt of the Company and its Subsidiaries (other than Permitted Debt) together exceeds $10,000,000.

8.     DEFINITIONS.

8.1.   DEFINITIONS.

          Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:

          "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. Notwithstanding the foregoing, in no event shall you or any of your Affiliates or any other holder of any Notes be deemed to be an Affiliate of Parent or Texas-Sterling solely by reason of the ownership of the Notes or the Shares acquired upon the exchange of the Notes.

          "AGREEMENT" means this Note Purchase Agreement.

          "AS EXCHANGED BASIS" means, when used in reference to Notes, whether at the time of a determination of the number of Shares or otherwise, that number of Shares for which such Notes may then be exchanged based upon the exchange rights of the Notes as adjusted pursuant to Section 10.2.

          "BOARD OF DIRECTORS" means the Board of Directors of Parent or any committee of directors lawfully exercising the relevant powers of said Board or Directors.

          "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in New York, New York.

          "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, all outstanding obligations of such Person in respect of any rental obligation which is required to be capitalized on the face of a balance sheet of such Person under GAAP, taken at the capitalized amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

          "CLOSING DATE" has the meaning specified in Section 1.2.

          "COMPANY" has the meaning specified at the beginning of this Agreement.

          "CONSTITUENT PERSON" has the meaning set forth in Section 10.2.

          "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "DEBT" of any person means, without duplication,

          A. the principal of and premium, if any, in respect of (1) indebtedness of such person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

          B. all Capitalized Lease Obligations of such person;

          C. all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but in each case excluding trade accounts payable arising in the ordinary course of business);

          D. all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses A through C above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

          E. all obligations of such person with respect to the redemption, repayment or other repurchase of any Redeemable Capital Stock or Exchangeable Capital Stock (but excluding any accrued dividends);

          F. all obligations of the type referred to in clauses A through E above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, including any guarantees of such obligations and dividends; and

          G. all obligations of the type referred to in clauses A through F of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The amount of Debt of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations referred to above at such date.

          "DEFAULT" means an event which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

          "EVENT OF DEFAULT" has the meaning specified in Section 9.1.

          "EXCHANGE PRICE" has the meaning specified in Section 10.1.

          "EXCHANGEABLE CAPITAL STOCK" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of Parent or Texas-Sterling which is neither Exchangeable Capital Stock nor Redeemable Capital Stock).

          "GAAP" means generally accepted accounting principles from time to time in the United States.

          "INDEMNIFIED LIABILITIES" has the meaning specified in Section 18.6.

          "INDEMNITEE" or "INDEMNITEES" has the meaning specified in Section
18.6.

          "INTEREST PAYMENT DATE" shall mean a date for payment of interest in accordance with Section 5.4(C).

          "INTEREST PERIOD" has the meaning specified in Section 5.4(A).

          "LIEN" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

          "MAJORITY HOLDERS" shall mean, as of any date, the holders of Notes holding at least seventy-five percent (75%) of the outstanding principal amount of the Notes on such date.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "NET CASH PROCEEDS" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "NON-PAYMENT DEFAULT" means, at any time when Parent or Texas-Sterling has outstanding obligations constituting Senior Indebtedness, the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of such Senior Indebtedness or which with the giving of notice or the passage of time, or both, permits one or more holders of such obligations (or a trustee or agent on behalf of the holders thereof) to declare such obligations immediately due and payable prior to the date on which they would otherwise become due and payable, other than a Payment Default.

          "NOTE REGISTER" has the meaning specified in Section 12.

          "NOTES" has the meaning specified in Section 1.1.

          "OBLIGATION" of any Person means any obligation of such Person to pay principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Parent or Texas-Sterling, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts.

          "PARENT" has the meaning specified at the beginning of this Agreement.

          "PAYMENT DEFAULT" means a default in the payment of any principal of or premium, if any, interest or sinking fund on, or other payment Obligation of Parent or Texas-Sterling constituting, Senior Indebtedness when due, whether at maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

          "PERMITTED DEBT" means (i) the Notes; (ii) the Stockholder Notes and
(iii) any Debt between Parent and any Wholly Owned Subsidiary.

          "PERSON" or "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, a joint-stock company, an unincorporated organization and a government or any department or agency thereof.

          "QUALIFYING IPO" shall mean the closing of an initial public offering for Parent's Shares with Net Cash Proceeds of at least $15 million and a resultant market capitalization for Parent of at least $50 million.

          "REDEEMABLE CAPITAL STOCK" means, any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that Shares subject to repurchase, or repurchased, by Parent under the Stockholders Agreement shall not be deemed to be Redeemable Capital Stock.

          "RESTRICTED PAYMENT" has the meaning specified in Section 7.3(A).

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of Parent or Texas-Sterling, as the case may be.

          "SENIOR INDEBTEDNESS" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable and obligations owing in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Agreement or thereafter created, incurred or assumed: (A) all indebtedness of Texas-Sterling (including obligations of Texas-Sterling arising from its guarantee of the indebtedness of others) to banks, insurance companies and other financial institutions evidenced by credit or loan agreements, notes or other written obligations, (B) all other indebtedness of Texas-Sterling (including obligations of Texas-Sterling arising from its guarantee of the indebtedness of others) other than the Notes, (C) all Capitalized Lease Obligations of Texas-Sterling or in respect of any lease or related document (including a purchase agreement) which provides that Texas-Sterling is contractually obligated to purchase or cause a third party to purchase the leased property and thereby effectively guarantees a minimum residual value of the leased property to the lessor and the obligations of Texas-Sterling under such lease or related document to purchase or cause a third party to purchase such leased property; (D) all obligations of Texas-Sterling issued or assumed as the deferred purchase price of property (but excluding any portion thereof constituting trade accounts payable arising in the ordinary course) and (E) all obligations of Texas-Sterling for the reimbursement of any letter of credit or any amendment, renewals, extensions, modifications and refundings; provided that Senior Indebtedness shall not include (i) any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which or pursuant to which, it is issued) expressly provide that such indebtedness or obligation shall not be senior in right of payment to the Notes, or expressly provide that such indebtedness or obligation is pari passu with or junior to the Notes, (ii) the Stockholder Notes and (iii) accounts payable of Texas-Sterling to trade creditors.

          "SHARES" has the meaning specified in Section 1.1.

          "STATE HIGHWAY BUSINESS" means state highway projects for the Texas Department of Transportation.

          "STATED MATURITY" when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "STOCK PURCHASE AGREEMENT" means the Stock Purchase and Investment Agreement, dated as of January 19, 1999, by and between the purchasers listed on Exhibit A thereto, Parent, Texas-Sterling, and the stockholders of Parent listed on Exhibit A thereto.

          "STOCKHOLDER NOTES" means (i) the Subordinated Promissory Note of Texas-Sterling payable to the order of James D. Manning, dated October 1, 1996,
(ii) the Subordinated Promissory Note of Texas-Sterling payable to the order of Patrick T. Manning, dated October 1, 1996, and (iii) the Subordinated Promissory Note of Texas-Sterling payable to the order of Joseph P. Harper, Sr., dated October 1, 1996.

          "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of January 19, 1999, among Parent, Texas-Sterling, the investors set forth from time to time on Schedule I thereto, and the individuals set forth from time to time on Schedule II thereto.

          "SUBORDINATED OBLIGATION" means, at any date, any Debt of Texas-Sterling which is subordinate or junior in right of payment to the Notes.

          "SUBSIDIARY" of any Person means any corporation or other entity a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by such Person and/or one or more of its Subsidiaries. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean Subsidiaries of Parent and Texas-Sterling.

          "TEXAS-STERLING" has the meaning specified at the beginning of this Agreement.

          "TRANSACTION DOCUMENTS" means this Agreement and the Notes.

          "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

          "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Parent or another Wholly Owned Subsidiary.

8.2.   ACCOUNTING TERMS.

          All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP consistently applied. Except as otherwise expressly provided, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made Parent shall not have any Subsidiaries, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to Parent only.

9.     EVENTS OF DEFAULT; REMEDIES.

9.1.   EVENTS OF DEFAULT; ACCELERATION OF MATURITY AND RESCISSION.

          If any of the following Events of Default (each an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          A. default shall be made in the due and punctual payment of any principal of or premium, if any, on any Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by notice of prepayment or otherwise; or

          B. default shall be made in the due and punctual payment of any interest on any Note when and as the same shall become due and payable and such default shall have continued for a period of 30 days; or

          C. Parent, Texas-Sterling or any Subsidiary shall default beyond any applicable grace period in any payment of principal of or premium or interest on any Debt in excess of $50,000 in aggregate unpaid principal amount (other than the Notes) or in the due performance or observance of any provision contained in any agreement relating to such Debt the effect of which is (1) to cause such Debt to become or be declared due and payable prior to its stated maturity or (2) to require the repayment or repurchase of such Debt prior to its stated maturity, provided that if such default shall be remedied or cured by Parent or Texas-Sterling or waived by the holders of such Debt prior to an acceleration under this Agreement, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any of the holders of the Notes; or

          D. default or breach shall be made in the performance of any covenant or warranty made by Parent or Texas-Sterling in this Agreement or any other Transaction Document or in any certificate or other writing furnished pursuant hereto or thereto and such default or breach shall have continued for a period of 30 days after Parent or Texas-Sterling becomes aware of such default or breach; or

          E. Parent or Texas-Sterling shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) admit in writing its inability to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors,
     (4) commence a voluntary case under any law relating to bankruptcy, insolvency or reorganization, (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (6) fail to controvert in a timely or appropriate manner (but within 30 days in any event), or acquiesce in writing to, any petition filed against it in an involuntary case under any law relating to bankruptcy, insolvency or reorganization; or

          F. a proceeding or case shall be commenced against Parent or Texas-Sterling, without the application or consent of Parent or Texas-Sterling in any court of competent jurisdiction seeking (1) its liquidation, reorganization, dissolution or winding up, or composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, encumbrancer or the like of it or of all or any substantial part of its assets or (3) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under any law relating to bankruptcy, insolvency or reorganization against Parent or Texas-Sterling;

then (i) upon the occurrence of any Event of Default described in Subsection E or F, the unpaid principal amount of all Notes, together with the interest accrued thereon, shall automatically become immediately due and payable, without presentment, demand, or protest, all of which are hereby expressly waived by the Company, or (ii) upon the occurrence and during the continuance of any other Event of Default, the Majority Holders may, by written notice to the Company, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

          The provisions of this Section are subject, however, to the condition that, at any time after any Note shall have become declared due and payable, the Majority Holders, by written notice to the Company, may rescind and annul any such acceleration of

Notes and its consequences; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

          The Company shall promptly give notice to each holder of Notes of the occurrence of (i) any Default or Event of Default or (ii) any Payment Default or Non-Payment Default.

9.2.   SUITS FOR ENFORCEMENT.

          If any Event of Default shall have occurred and be continuing and, in the case of an Event of Default described in Subsections A, B, C, or D of
Section 9.1, the Majority Holders have accelerated the maturity of such Notes pursuant to Section 9.1, the holder of any of the Notes may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or in the other Transaction Documents, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of the holder of such Note.

9.3.   REMEDIES CUMULATIVE.

          No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

9.4.   REMEDIES NOT WAIVED.

          No course of dealing between Parent or Texas-Sterling and you or the holder of any Note and no delay or failure in exercising any rights hereunder or under any other Transaction Document in respect of such Note shall operate as a waiver of any of your rights or the rights of any holder of such Note.

10.    EXCHANGE OF NOTES; ANTIDILUTION PROVISIONS.

10.1.  EXCHANGE OF NOTES.

          Each Note will be exchanged, (i) in whole or in part, at any time at the option of the holder thereof, or (ii) automatically upon the closing of a Qualifying IPO for such number of whole Shares as is equal to the unpaid principal amount being exchanged of such Note divided by the exchange price of $30.7645 per share, subject to adjustment as described in Section 10.2 (the "EXCHANGE PRICE"). Texas-Sterling will pay to the holder of each Note being so exchanged all accrued and unpaid interest on such Note (or portion thereof being exchanged) to the date of such exchange.

10.2. ANTIDILUTION PROVISIONS; ACCRUED INTEREST AND FRACTIONAL SHARES; MECHANICS OF EXCHANGE; NO IMPAIRMENT; ETC.

          A. The Exchange Price is subject to adjustment from time to time as follows:

          (1) In case Parent shall (a) subdivide its outstanding Shares into a greater number of shares or (b) combine its outstanding Shares into a smaller number of shares, the Exchange Price in effect immediately prior to such action shall be adjusted so that the holder of any security thereafter surrendered for exchange shall be entitled to receive the number of Shares which such holder would have received or been entitled to receive immediately following such action had such security been exchanged immediately prior thereto. An adjustment made pursuant to this clause (1) shall become effective immediately.

          (2) In case Parent shall pay a dividend or make a distribution on Shares in Shares, on the day after the record date for the determination of holders entitled to receive such dividend or distribution, the Exchange Price shall be adjusted to a price, computed to the nearest cent, so that the same shall be reduced to the product of:

               (a) the Exchange Price in effect immediately prior to the record date for the determination of holders entitled to receive such dividend or distribution multiplied by a fraction, of which

               (b) the numerator shall be the number of Shares outstanding at the close of business on the date fixed for such determination, and of which

               (c) the denominator shall be the sum of such number of Shares and the total number of Shares constituting such dividend or other distribution.

     Such adjustment shall become effective immediately, except as provided in clause (6) below, on the day after the record date for the determination of holders entitled to receive such dividend or distribution. For the purposes of this clause (2), the number of Shares at any time outstanding shall not include shares held in the treasury of Parent. Parent shall not pay any dividend or make any distribution on Shares held in the treasury of Parent.

          (3) In case Parent shall issue rights, warrants or options to all holders of Shares entitling them (for a period expiring within 45 days after the record date therefor) to subscribe for or purchase Shares at a price per share less than the Exchange Price per share on the day after the record date for the determination of holders entitled to receive such rights, warrants or options, the Exchange Price shall be adjusted to a price, computed to the nearest cent, so that it shall equal the price determined by multiplying:

               (a) the Exchange Price in effect immediately prior to the date of issuance of such rights, warrants or options by a fraction, of which

               (b) the numerator shall be (i) the number of Shares outstanding on the date of issuance of such rights, warrants or options immediately prior to such issuance, plus (ii) the number of Shares which the aggregate offering price of the total number of Shares so offered for subscription or purchase would purchase at the Exchange Price (determined by multiplying such total number of Shares by the sum of the exercise price of such rights, warrants or options plus the fair market value of any consideration paid to Parent for such rights, warrants or options and dividing the product so obtained by the Exchange Price), and of which

               (c) the denominator shall be (i) the number of Shares outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus (ii) the number of additional Shares which are so offered for subscription or purchase.

     Such adjustment shall become effective immediately, except as provided in clause (6) below, on the day after the record date for the determination of holders entitled to receive such rights, warrants or options. For the purposes of this clause (3), the number of Shares at any time outstanding shall not include shares held in the treasury of Parent. Parent shall not issue any rights, warrants or options in respect of Shares held in the treasury of Parent.

          (4) In case Parent shall issue Shares at a net price per share less than the Exchange Price per share, the Exchange Price shall be reduced so that it shall equal the price determined by multiplying:

               (a) such Exchange Price in effect immediately prior thereto by a fraction, of which

               (b) the numerator shall be (i) the number of Shares outstanding immediately prior to the issuance of such additional shares, plus (ii) the number of Shares which the aggregate offering price of the total number of Shares so offered would purchase at such Exchange Price, and of which

               (c) the denominator shall be the number of Shares that would be outstanding immediately after the issuance of such additional shares.

     Such adjustment shall become effective immediately after the issuance of such Shares. An adjustment shall be made successively whenever such an issuance is made. For the purposes of this clause (4), the number of Shares at any time outstanding shall not include shares held in the treasury of Parent. This clause (4) shall not apply to Shares issued to any Affiliate under bona fide benefits plans adopted by the Board of Directors for the benefit of Parent or Texas-Sterling's directors, employees, consultants and advisers and approved by the holders of Shares if required by law.

          (5) In case Parent shall distribute to all or substantially all holders of Shares documents or instruments evidencing indebtedness, equity securities (including equity interests in a Subsidiary) other than Shares, or other assets (other than ordinary cash dividends out of earnings), or shall distribute to all or substantially all holders of Shares rights, warrants or options to subscribe to securities (other than those referred to in clause (3) above), then in each such case Parent shall pay to the holder of each Note such holder's pro rata share, on an As Exchanged Basis in respect of such Note, of such distributions.

          (6) In any case in which this Section 10.2 shall require that an adjustment be made on the day after a record date, Parent may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case Parent shall, with respect to any Note exchanged after such record date and before such adjustment shall have become effective (a) defer making any cash payment or issuing to the holder of such Note the number of Shares and other capital stock of Parent issuable upon such exchange in excess of the number of Shares and other capital stock of Parent issuable thereupon only on the basis of the Exchange Price prior to adjustment, and (b) not later than five Business Days after such adjustment shall have become effective, pay to such holder the appropriate cash payment and issue to such holder the additional Shares and other capital stock of Parent issuable on such exchange.

          (7) No adjustment in the Exchange Price shall be required in respect of any dividend or distribution if holders of the Notes may participate therein (on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate) and receive the same consideration they would have received if they had exchanged the Notes immediately prior to the record date with respect to such dividend or distribution. In addition, no adjustment in the Exchange Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exchange Price, provided that any adjustment which by reason of this clause
     (7) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (8) Whenever the Exchange Price is adjusted as herein provided, Parent shall promptly give each holder of Notes a notice of such adjustment accompanied by a copy of a certificate signed by a Senior Financial Officer setting forth the Exchange Price after such adjustment and setting forth in reasonable detail the facts requiring such adjustment and the calculations on which the adjustment is based.

          (9) At its option, Parent may make such reduction in the Exchange Price, in addition to those otherwise required by this Section 10.2, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes; provided that any such reduction shall not be effective until written evidence of the action of the Board of Directors authorizing such reduction shall be filed with the secretary of Parent and notice thereof shall have been given to each holder of Notes.

          (10) Notwithstanding any other provision of this Section 10.2, no adjustment to the Exchange Price shall reduce the Exchange Price below the then par value per share of the Shares, and any such purported adjustment shall instead reduce the Exchange Price to such par value. Parent hereby covenants not to take any action (i) to increase the par value per share of the Shares or (ii) that would or does result in any adjustment in the Exchange Price that, if made without giving effect to the previous sentence, would cause the Exchange Price to be less than the then par value per share of the Shares.

          B. If any transaction shall occur, including without limitation (1) any recapitalization or reclassification of Shares (other than a change in par value, or from no par value to par value, or as a result of a subdivision or combination of Shares), (2) any consolidation, merger or amalgamation of Parent with or into another person or any merger of another person into Parent (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Shares), (3) any sale or transfer of all or substantially all of the assets of Parent, or (4) any compulsory share exchange, pursuant to any of which holders of Shares shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Note then outstanding shall have the right thereafter to convert such Note only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, amalgamation, sale, transfer, or share exchange by a holder of the number of Shares issuable upon exchange of such Note immediately prior to such recapitalization, reclassification, consolidation, merger, amalgamation, sale, transfer or share exchange, after giving effect to any adjustment in the Exchange Price in accordance with this Section 10.2, assuming such holder of Shares is not a company formed by such consolidation or amalgamation or resulting from such merger or that acquires such assets or that acquires Parent 's shares, as the case may be (the "CONSTITUENT PERSON"), and Parent shall not enter into any such consolidation, merger, amalgamation or sale, unless the Constituent Person shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 10.2.

          C. Interest shall cease to accrue on the Notes surrendered in exchange for Shares pursuant to Section 10.1. No fractional Shares shall be issued upon exchange of any Note. In lieu of any fractional shares to which the holder of any Note would otherwise be entitled, Parent shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the fair market value (determined in good faith by the Board of Directors and described in a resolution of the Board of Directors) of such share at the time of exchange.

          D. Before any holder of a Note shall be entitled to exchange the same for Shares pursuant to Section 10.1 and to receive certificates therefor, such holder shall surrender such Note to be exchanged at the office of Texas-Sterling where the Note Register is maintained pursuant to Section 12 or at the place of payment named in such Note, and shall give written notice to Parent and Texas-Sterling at such office or place of payment that such holder elects to exchange the same. Such exchange pursuant to Section 10.1 shall be deemed to have been made immediately prior to the close of business on the date of such surrender and the person or persons entitled to receive the Shares issuable upon such exchange shall be treated for all purposes as the record holder or holders of such Shares on such date. Parent shall, within five Business Days after such surrender, issue and deliver at such office or place of payment to the holder of such Note (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of Shares to which such holder shall be entitled as aforesaid and a check payable to such holder for any cash amounts payable as the result of an exchange for fractional Shares. In case any Note shall be surrendered in exchange for only a part of the unpaid principal amount thereof, Texas-Sterling shall deliver within five Business Days at such office or place of payment a new Note or Notes, as may be requested by such holder and payable to such holder, in the same aggregate unpaid principal amount as the unpaid principal amount of the Note so surrendered which is not being exchanged. Notwithstanding the foregoing, Parent shall not be obligated to issue certificates evidencing the Shares issuable upon exchange of any Notes unless such Note is either delivered to Texas-Sterling or Texas-Sterling shall have received evidence pursuant to
Section 13 that such Note has been lost, stolen, destroyed or mutilated and an indemnity satisfactory to Texas-Sterling pursuant to said Section. The issuance of certificates of Shares issuable upon exchange of Notes shall be made without charge to the exchanging holder for any documentary, stamp or similar tax imposed in respect of the issuance thereof, provided that neither Parent nor Texas-Sterling shall be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Notes being exchanged, and provided further that neither Parent nor Texas-Sterling in any event shall be required to pay any income taxes which may be incurred by any holder upon such exchange or transfer.

          E. Parent and Texas-Sterling will not, through any reorganization, transfer of assets, consolidation, merger, amalgamation, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Parent or Texas-Sterling, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the exchange rights of the holders of the Notes against impairment.

          F. Parent will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Shares, for the purpose of effecting the exchange of Notes, the full number of Shares then issuable upon the exchange of all outstanding Notes. Parent covenants that all Shares issued upon exchange of Notes will upon issue be fully paid and nonassessable and, except as provided in Subsection D above, Parent will pay all taxes and charges with respect to the issue thereof.

11.    SUBORDINATION OF NOTES.

11.1.  GENERAL.

          Notwithstanding any provision of this Agreement or the Notes to the contrary, payments of the principal of and premium, if any, and interest on the Notes shall be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness to the extent and in the manner provided in this Section.

11.2.  DISTRIBUTION ON DISSOLUTION, LIQUIDATION AND REORGANIZATION; SUBROGATION.

          Upon any distribution of assets of Texas-Sterling upon any dissolution, winding up, liquidation or reorganization of Texas-Sterling, whether in bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Texas-Sterling or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Section 11 upon the Senior Indebtedness and the holders thereof, with respect to the Notes and the holders thereof, by a lawful plan of reorganization under applicable bankruptcy law),

          A. the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof, premium, if any, and the interest due thereon before the holders of the Notes are entitled to receive any payment upon the principal of or premium, if any, or interest on the Notes;

          B. any payment or distribution of assets of Texas-Sterling of any kind or character, whether in cash, property or securities, to which the holders of the Notes would be entitled except for the provisions of this Section 11 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payments in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          C. in the event that, notwithstanding the foregoing, any payment or distribution of assets of Texas-Sterling of any kind or character, whether in cash, property or securities, shall be received by the holders of the Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for and paid over to the holders of such Senior Indebtedness, or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distribution of cash, property or securities of Texas-Sterling applicable to Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full and no such payments or distributions to the holders of the Notes of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between Texas-Sterling, its creditors other than the holders of Senior Indebtedness and the holders of the Notes, be deemed to be a payment by Texas-Sterling to or on account of the Notes. It is understood that the provisions of this Section 11 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Section 11 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as between Texas-Sterling, its creditors other than the holders of Senior Indebtedness and the holders of the Notes, as the case may be, the obligations of Texas-Sterling, which are unconditional and absolute, to pay to the holders of the Notes principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Notes and creditors of Texas-Sterling other than the holders of Senior Indebtedness, nor shall anything herein or in the Notes prevent holders of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11 of the holders of Senior Indebtedness in respect of cash, property or securities of Texas-Sterling received upon the exercise of any such remedy.

          If any holder of Notes does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such holder of Notes.

11.3.  OBLIGATION OF HOLDERS OF THE NOTES.

          Notwithstanding the provisions of the preceding section, or anything else herein to the contrary, the holders of the Notes agree that in any dissolution, insolvency, liquidation or other proceedings involving an adjustment of the indebtedness of Texas-Sterling or application of the assets of Texas-Sterling in the payment of its indebtedness, the holders of the Senior Indebtedness shall have the right to vote the full amount of the Notes and to collect and enforce the Notes by joining in any proceeding, by filing proof of claims or otherwise and to receive, give acquittance for, and take any and all legal proceedings for the recovery of any and all monies and properties of any nature due or to become due on account of the Notes and to apply the same to the Senior Indebtedness until the same has been repaid in full. The holders of the Notes hereby grant and convey to the holders of the Senior Indebtedness the right to take such action and this grant of a right shall be coupled with an interest and shall end only when the Senior Indebtedness has been repaid in full.

11.4.  NO PAYMENT IN EVENT OF DEFAULT ON SENIOR INDEBTEDNESS.

          In the event that any Payment Default shall have occurred and be continuing, then no payment on account of any principal, premium (if any), interest, or prepayment of the Notes shall be made unless and until such Payment Default shall have been cured or waived in writing by the holder of the Senior Indebtedness or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness.

          In the event that any Non-Payment Default shall have occurred with respect to any Senior Indebtedness and be continuing, then, upon the receipt by the holder of the Notes of written notice of such Non-Payment Default from a holder of such Senior Indebtedness or a representative thereof, no payment on account of any principal, premium (if any) or interest in respect of the Notes shall be made during the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Non-Payment Default shall have been cured or waived in writing by the holder of the Senior Indebtedness or shall have ceased to exist or any acceleration of the Senior Indebtedness to which such Non-Payment Default relates shall have been rescinded or annulled in writing by the holder of the Senior Indebtedness or such Senior Indebtedness shall have been paid in full and
(ii) the 180th day after the date of such receipt of such written notice. During any 360-day period the aggregate of all Payment Blockage Periods shall not exceed 180 days and there shall be a period of at least 90 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Payment Default or Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Payment Default or Non-Payment Default shall have been cured for a period of not less than 60 consecutive days.

          If notwithstanding the foregoing Texas-Sterling shall make any payment to the holder of any Note prohibited by the foregoing provisions of this Section, such payment shall be paid over and delivered forthwith to the holder of the Senior Indebtedness.

          The provisions of this Section shall not apply to any payment with respect to which Section 11.2 would be applied.

11.5.  PAYMENTS PERMITTED.

          Nothing contained in this Agreement or in any of the Notes shall affect the obligation of Texas-Sterling to make, or prevent Texas-Sterling from making, at any time, except as provided in Sections 11.2 and 11.4, payments of interest on the Notes.

11.6.  OBLIGATION TO DELIVER PAYMENTS TO THE HOLDER OF THE SENIOR INDEBTEDNESS.

          In the event that the holder of any Note receives any payment which is not permitted hereunder, the holder shall hold the same in trust for the benefit of the holders of the Senior Indebtedness and shall forthwith, upon receipt, deliver the same, in the form received to the holder of the Senior Indebtedness. The holder of each Note hereby indemnifies and agrees to hold harmless the holder of the Senior Indebtedness for any payment so received and not immediately delivered to the holder of the Senior Indebtedness.

11.7.  MODIFICATION OF TERMS OF SENIOR INDEBTEDNESS.

          Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including without limitation the waiver of defaults thereunder, may be made or done all without notice to or assent from the holders of the Notes.

                 No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Section 11 or of the Notes relating to the subordination thereof.

11.8.    MODIFICATION OF TERMS OF NOTES OR NOTE PURCHASE AGREEMENT.

          No amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of any of the terms, covenants or conditions of the Notes or this Agreement may be made without the prior written consent of the holders of the Senior Indebtedness if such amendment, modification, extension, renewal, change, waiver, consent or other action does any of the following: (a) alters the rate of interest payable on the Notes; (b) alters the repayment terms of the Notes; (c) requires the principal on the Notes be paid early; or (d) requires collateral or security to be given to the holders of the Notes. It is the express agreement of the parties hereto that any attempt to modify or amend the Notes or this Agreement in violation of clauses (a)-(d) above without the prior written consent of the holders of the Senior Indebtedness shall be void.

11.9.  RESTRICTIONS ON TRANSFER OF NOTES.

          Holders of Notes shall not assign, transfer or pledge all or any part of any such Note without delivering to any such transferee or assignee a copy of this Agreement and obtaining from them their written acknowledgment of the terms and conditions hereof.

12. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; RESTRICTIVE LEGENDS; TRANSFER RESTRICTIONS.

          Texas-Sterling will keep at Texas-Sterling's principal office, or at such other office or agency in the United States as Texas-Sterling may from time to time designate in writing to the holders of the Notes, a register (the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of Notes.

          Whenever a Note shall be surrendered either at such office of Texas-Sterling or at the place of payment named in such Note, for transfer or exchange, within five Business Days thereafter Texas-Sterling will execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the aggregate unpaid principal amount as the series and unpaid principal amount of the Note so surrendered. Each such new Note shall be payable to such Person as such holder may request. Each Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax relating to such transaction shall be paid by the holder requesting the exchange.

          Texas-Sterling and any agent of Texas-Sterling may deem and treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of the principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and Texas-Sterling shall not be affected by notice to the contrary.

          The certificates evidencing the Notes shall bear at the time of issuance a legend in substantially the following form:

          "This security has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and this security may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and laws and the respective rules and regulations thereunder. This security and the transfer hereof are also subject to the provisions of and restrictions contained in a Note Purchase Agreement which Texas-Sterling will furnish to the holder of this security upon request."

          The certificates evidencing Shares issuable upon exchange of the Notes shall bear at the time of issuance a legend in substantially the following form:

          "This security has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and this security may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and laws and the respective rules and regulations thereunder."

13.    LOST, ETC., NOTES.

          Upon receipt by Texas-Sterling of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, within five Business Days thereafter Texas-Sterling will deliver in lieu of such Note a new Note in a like unpaid principal amount, dated as of the date to which interest has been paid thereon or dated the date of the lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    AMENDMENT AND WAIVER.

          A. Any provision of this Agreement or the other Transaction Documents may, with the consent of Parent and Texas-Sterling, be amended or waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Majority Holders, provided that

          (1) no such amendment or waiver shall

               (a) change the rate or time of payment of interest on any of the Notes, change the number or the method of calculating the number of Shares that may be purchased upon exchange of any Note or the Exchange Price in respect of such Shares, without the consent of the holder of each Note so affected,

               (b) modify any of the provisions of this Agreement with respect to the payment or prepayment or purchase of Notes, or change the percentage of the principal amount of the Notes the holders of which are required with respect to any such amendment or to effectuate any such waiver, or to accelerate any Note or Notes, without the consent of the holders of all of the Notes then outstanding, or

               (c) be effective prior to the Closing Date without your consent, and

          (2) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

          B. Any amendment or waiver pursuant to Subsection A above shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any such Note and upon Parent and Texas-Sterling, in each case whether or not a notation thereof shall have been placed on any Note.

          C. Neither Parent nor Texas-Sterling will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the other Transaction Documents unless each holder of a Note affected thereby shall be informed thereof by Parent or Texas-Sterling and shall be afforded the opportunity of considering the same and shall be supplied by Parent or Texas-Sterling with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section shall be delivered by Parent or Texas-Sterling to each holder of Notes forthwith following the date on which the same shall have become effective. Neither Parent, Texas-Sterling or any of their Affiliates will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any such amendment or waiver unless such remuneration is concurrently paid ratably to the holders of all of the Notes then outstanding.

          D. For purposes of determining whether the holders of outstanding Notes of the requisite percentage of unpaid principal amount at any time have taken any action authorized by this Section or otherwise by this Agreement, any Notes owned by Parent, any Subsidiary or any Affiliate of Parent shall be deemed not outstanding.

15.    HOME OFFICE PAYMENT.

          Notwithstanding anything to the contrary in this Agreement or the Transaction Documents, so long as you or any nominee designated by you shall be the holder of any Note, Texas-Sterling shall pay all amounts which become due and payable on such Note by wire or electronic funds transfer of immediately available funds to you at your address set forth in Schedule I on the date any such amounts become due, or at such other place in the United States and in such other manner as you may designate by notice to Texas-Sterling, without presentation or surrender of such Note. You agree that prior to the sale, transfer or other disposition of any Note, you will make notation thereon of the portion of the principal amount prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes of the same series aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. Texas-Sterling agrees that the provisions of this Section shall inure to the benefit of any other institutional investor holder of a Note (or nominee thereof) who shall have agreed to comply with the requirements of this Section.

16.    LIABILITIES OF THE PURCHASER.

          Neither this Agreement nor any disposition of any of the Notes shall be deemed to create any liability or obligation of you or any other holder of any of the Notes to enforce any provision hereof or of any of the other Transaction Documents for the benefit or on behalf of any other Person who may be the holder of any of the Notes.

17.    CERTAIN TAXES.

          The Company agrees to pay all stamp, documentary or similar taxes which may be payable in respect of the execution and delivery of this Agreement or the other Transaction Documents (but not the transfer of any Note) or of any amendment of, or waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents and will save you and all subsequent holders harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive the payment or exchange of the Notes.

18.    MISCELLANEOUS.

18.1.  EXPENSES.

          The Company agrees to pay all reasonable expenses incurred by you (including reasonable counsel fees) in connection with the enforcement and collection of any payment due under the Notes after an Event of Default, the enforcement of any agreement contained in this Agreement or the other Transaction Documents after an Event of Default, responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any holder's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case, and in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents, whether or not the same shall become effective. The obligations of the Company under this Section shall survive the payment or exchange of the Notes.

          In furtherance of the foregoing, on the Closing Date the Company will pay or cause to be paid the reasonable fees and disbursements of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the Closing Date, subject to the limitation set forth in Section 4.5. The Company will also pay, promptly upon receipt of supplemental statements therefor, additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the Closing Date), subject to the limitation set forth in Section 4.5.

18.2.  RELIANCE ON AND SURVIVAL OF REPRESENTATIONS.

          All agreements, representations and warranties of the Company or any Subsidiary contained herein and in any certificates or other instruments delivered pursuant to this Agreement shall (A) be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (B) shall survive the execution and delivery of this Agreement and the delivery of the Notes to you, and shall continue in effect so long as any Note is outstanding and thereafter as provided in Sections 17, 18.1 and 18.6.

18.3.  SUCCESSORS AND ASSIGNS.

          This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its permitted successors and assigns hereunder, you and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by all holders from time to time of the Notes, provided that the benefits of Sections 6 and 15 shall be limited as provided therein.

18.4.  COMMUNICATIONS.

          Except as otherwise specifically provided herein, all notices and other communications provided for in this Agreement shall be in writing and shall be sent by confirmed facsimile transmission (hard copy to be sent by overnight mail on the date of such transmission) or delivered by hand or sent by a reputable overnight courier service prepaid (with confirmation of receipt)

          A. if to Parent or Texas-Sterling, at the address set forth at the beginning of this Agreement, to the attention of the Chief Financial Officer, or at such other address as Parent or Texas-Sterling may hereafter designate by notice to you and to each other holder of a Note at the time outstanding,

          B. if to you, at your address as set forth in Schedule I or at such other address as you may hereafter designate by notice to the Company, or

          C. if to any other holder of a Note, at the address of such holder as it appears on the Note Register.

          Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on
Schedule I or the Note Register, as the case may be.

18.5.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

          A. Each of the parties hereto irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents. To the fullest extent permitted by applicable law, each of the parties hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          B. Each of the parties hereto consents to process being served in any suit, action or proceeding of the nature referred to in Subsection A above by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company at its address specified in Section 18.4 or at such other address of which you shall then have been notified pursuant to said Section. Each of the parties hereto agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          C. Nothing in this Section 18.5 shall affect the right of any party to serve process in any manner permitted by law, or limit any right that any party may have to bring proceedings in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          D. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

18.6.  INDEMNIFICATION.

          The Company agrees, to the fullest extent permitted by applicable law, to indemnify, exonerate and hold you and each of your officers, directors, employees and agents (collectively the "INDEMNITEES" and individually an "INDEMNITEE") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements (collectively the "INDEMNIFIED LIABILITIES") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to, any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes or the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any instrument contemplated hereby by any of the Indemnitees, except as to any Indemnitee for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct; and if and to the extent the foregoing undertaking may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this Section shall survive payment or exchange of the Notes.

18.7. GOVERNING LAW.

          This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict-of-law principles.

18.8. HEADINGS.

          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

18.9. COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Agreement shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          STERLING CONSTRUCTION COMPANY,
                                          a Michigan corporation

                                          By /s/ Patrick Manning
                                             ---------------------
                                             Name: Patrick T. Manning
                                             Title:

                                          STERLING CONSTRUCTION COMPANY,
                                          a Delaware corporation

                                          By: /s/ Patrick Manning
                                             ---------------------
                                             Name: Patrick T. Manning
                                             Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

OAKHURST TECHNOLOGY, INC.


By: /s/ Robert M. Davies
   ---------------------
   Name:  Robert M. Davies
   Title: Chief Executive Officer

                                   SCHEDULE I

          Schedule I shows the names and addresses of the purchasers under the foregoing Note Purchase Agreement and the other agreements referred to in
Section 2.1 thereof and the principal amount of Notes to be purchased by each.

Name and Address of Purchaser            Principal Amount
--------------------------------         ----------------
Oakhurst Technology, Inc.                      $1,330,000
3365 Spruce Lane
Grapevine, Texas 76051

J O Capital Management Ltd A/c A                  $40,000
Registered Holder:
RBSI Custody Bank Limited
P.O. Box 451, Liberte House
19-23 La Motte Street, St Helier
Jersey, Channel Islands, JE4 5RL
United Kingdom

J O Capital Management Ltd A/c B                 $700,000
Registered Holder:
RBSI Custody Bank Limited
P.O. Box 451, Liberte House
19-23 La Motte Street, St Helier
Jersey, Channel Islands, JE4 5RL
United Kingdom

JO Capital Management Ltd A/c C                  $100,000
Registered Holder:
Hare & Co. A/c Bank of New York
Securities Department
Bank of New York
One Wall Street
New York, NY 10286

Oryx International Growth Fund                 $1,500,000
Registered Holder:
Hare & Co. A/c Bank of New York
Securities Department
Bank of New York
One Wall Street
New York, NY 10286

North Atlantic Smaller Companies
Investment Trust Plc                             $160,000
Registered Holder:
Banco Nominees (Guernsey) Limited
PO Box 208, Bermuda House
St Julians Avenue
St Peter Port, Guernsey

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
                                      I-2

Invesco English & International Trust Plc        $170,000
Registered Holder:
Chase Nominees Limited
A/c Invesco English & International Trust Plc
Chase Manhattan Bank
4 New York Plaza, 11th Floor
New York, NY 10004

                                   SCHEDULE II
                               FINANCIAL COVENANTS

I.   Covenants

          A. Maintain Net Worth. On a consolidated statement basis, Parent and its Subsidiaries shall maintain a Tangible Net Worth plus Subordinated Debt of not less than $4,750,000 plus one hundred percent (100%) of the Net Income earned after January 1, 1999 plus $3,500,000.

          B. Maintain Debt Ratio. On a consolidated statement basis, Parent and its Subsidiaries shall maintain a ratio of Debt to Tangible Net Worth plus Subordinated Debt of not more than 3.125 to 1.0.

          C. Maintain Current Ratio. On a consolidated statement basis, Parent and its Subsidiaries shall maintain a ratio of Current Assets to Current Liabilities of not less than 0.85 to 1.0.

          D. Maintain Cash Flow Coverage Ratio. Parent and its Subsidiaries shall maintain a Cash Flow Coverage Ratio of not less than 0.9 to 1.0, verified monthly on a rolling twelve-month basis. For purposes hereof, "Cash Flow Coverage Ratio" shall mean Net Income, plus depreciation divided by the sum of the current maturities of all long-term debt plus twenty-five percent (25%) of the outstanding principal on the Bank Note.

II. Definitions. In addition to the definitions provided elsewhere in this Agreement, the following terms shall have the respective meanings set forth below whenever used in this Schedule II:

          "Bank Note" shall mean the promissory note evidencing the credit available to Texas-Sterling pursuant to the Revolving Credit Agreement, dated March 13, 1996, between Texas-Sterling and Comerica-Bank-Texas (as may be amended from time to time).

          "Current Assets" shall mean, as of any applicable date of determination, all cash, non-affiliated customer receivables (which are not subject to any dispute), and United States government securities and any other assets classified as current assets under GAAP.

          "Current Liabilities" shall mean, as of any applicable date of determination, all liabilities of a Person that should be classified as current in accordance with GAAP.

          "Net Income" shall mean Parent and its Subsidiaries consolidated net income after payment of all expenses, including all taxes.

          "Notes Receivable From Shareholders" shall mean any promissory notes payable to Parent or any of its Subsidiaries from their shareholders.

          "Subordinated Debt" shall mean the principal amount of indebtedness evidenced by the Subordinated Stockholder Notes and the Notes.

          "Tangible Net Worth" shall mean, as of any applicable date of determination, the excess of the book value of all assets of a person (other than Notes Receivable From Shareholders, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), all as determined in accordance with GAAP, less all Debt of such person.

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

This security has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and this security may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and laws and the respective rules and regulations thereunder. This security and the transfer hereof are also subject to the provisions of and restrictions contained in a Note Purchase Agreement which the Company will furnish to the holder of this security upon request.


The security evidenced hereby is subject to the terms of that certain Stockholders Agreement, dated as of January 19, 1999, by and among the Company, Parent and certain investors identified therein, including certain restrictions on transfer and voting. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request.


                          STERLING CONSTRUCTION COMPANY

                8% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2005
No. R-
$
 -------------

          FOR VALUE RECEIVED, the undersigned STERLING CONSTRUCTION COMPANY (the "COMPANY"), a Michigan corporation, hereby promises to pay __________________________________ ("HOLDER"), or registered assigns, the principal sum of ____________ DOLLARS on December 31, 2005, with interest (computed on the basis of actual days elapsed and a year of 360 days) (a) from the date hereof on the unpaid balance thereof, payable quarterly on each Interest Payment Date, at a rate per annum equal to 8.0% until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal or (to the extent permitted by applicable law) interest, and at all times after the occurrence of and during the continuance of an Event of Default, payable quarterly as aforesaid at a rate per annum from time to time equal to 10.0%, from the date of such default to and including the last day of the Interest Period during which such default occurs and thereafter at a rate per annum equal to 10.0%.

          Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of Willkie Farr & Gallagher on behalf of the Holder at 787 Seventh Avenue, New York, New York, or at such other place in New York, New York as shall have been designated by written notice to the Company.

          This Note is issued pursuant to the Note Purchase Agreement dated as of January 19, 1999 (as from time to time amended, the "NOTE PURCHASE AGREEMENT") between, the Company, STERLING CONSTRUCTION COMPANY, a Delaware corporation ("PARENT"), and the holder named on the signature page thereto and is entitled to the benefits thereof. This Note may be exchanged for shares of Common Stock, par value $0.01 per share, of Parent on terms specified in the Note Purchase Agreement.

          Each holder of this Note acknowledges that it is subject to the terms and conditions of the subordination provisions contained in Section 11 of the Note Purchase Agreement, which provisions are for the benefit of the holders of Senior Indebtedness as third-party beneficiaries.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note or Notes for a like aggregate principal amount will be issued to, and registered in the name(s) of, the transferee(s). Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the Notes at the times and in the amounts specified in the Note Purchase Agreement. This Note may not otherwise be prepaid.

          If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

          This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of such law.

          Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement.

                                     STERLING CONSTRUCTION COMPANY,
                                     a Michigan corporation



                                     By
                                       -----------------------------------------
                                       Name:
                                       Title: